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                                                                      EXHIBIT 21

                             CARMIKE CINEMAS, INC.
                              LIST OF SUBSIDIARIES

      SUBSIDIARY              STATE OF INCORPORATION       % OWNED
      ----------              ----------------------       -------

Eastwynn Theatres, Inc.              Alabama                 100%
Wooden Nickel Pub, Inc.              Delaware                100%
Military Services, Inc.              Delaware                80%